Exhibit 10.1

Agreement dated February 5, 2002

Between:               International Standard Consulting Corporation
                       210-304 West Cordova Street
                       Vancouver, B.C.
                       V6B 1E8
                       Canada

And:                   Adzone Research, Inc.
                       211 Roanoke Ave.
                       Riverhead, N.Y.
                       11901
                       USA

International Standard Consulting Corporation agrees to use best efforts to identify to Adzone Research, Inc. prospective strategic partners for business and technology development. It is agreed between the parties that none of such services shall involve the sale and purchase of securities in a capital raising transaction.

Adzone Research, Inc. shall make provision for the monthly fee of $4500.00usd in stock in lieu of cash. The breakdown of share price and monthly installments will be as follows:
                       Month 1,  45, 000 shares @ $.10
                       Months 2-6, 30,000 shares @ $.15
                       Months 7-12, 18,000 shares @ $.25

Term of  Contract:
The term of the contract is 12 months from Feb. 15/02 to Feb. 15/03.

Termination:
This Agreement is in force upon signing by both parties and shall remain in force during the Term of Contract unless terminated for cause or on expiry of the twelve month period by giving advance notice of thirty days.

IN WITNESS WHEREOF the parties hereto executed this Agreement as of the day and year first above written.

International Standard Consulting Corporation

/s/ Dave Grandy,  President

Adzone Research, Inc.

/s/ Mr. Charles Cardona, CEO